Artisan Partners Asset Management Inc. Reports April 2015 Assets Under Management
Milwaukee, WI - May 11, 2015 - Artisan Partners Asset Management Inc. (NYSE: APAM) today reported that its assets under management (AUM) as of April 30, 2015 totaled $110.1 billion. Separate accounts accounted for $48.7 billion of total firm AUM, while Artisan Funds and Artisan Global Funds accounted for $61.4 billion.

ASSETS UNDER MANAGEMENT BY STRATEGY

As of April 30, 2015 - ($ Millions)
Global Equity Team
Non-U.S. Growth	32,289
Non-U.S. Small-Cap Growth	1,425
Global Equity	741
Global Small-Cap Growth	141

U.S. Value Team
U.S. Mid-Cap Value	12,476
U.S. Small-Cap Value	1,525
Value Equity	1,803

Growth Team
U.S. Mid-Cap Growth	16,691
U.S. Small-Cap Growth	2,551
Global Opportunities	6,041

Global Value Team
Non-U.S. Value	17,713
Global Value	15,366

Emerging Markets Team
Emerging Markets	683

Credit Team
High Income	691
Firm Total	$110,136

ABOUT ARTISAN PARTNERS
Artisan Partners is a global investment management firm that provides a broad range of high value-added investment strategies in growing asset classes to sophisticated clients around the world. Since 1994, the firm has been committed to attracting experienced, disciplined investment professionals to manage client assets. Artisan Partners currently has seven autonomous investment teams that oversee fourteen distinct U.S., non-U.S. and global investment strategies. Each strategy is offered through multiple investment vehicles to accommodate a broad range of client mandates. The firm’s principal offices are located in Milwaukee, San Francisco, Atlanta, New York, Kansas City and London.

Source: Artisan Partners Asset Management Inc.

Investor Relations Inquiries
Makela Taphorn
866.632.1770
414.908.2176
ir@artisanpartners.com